                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or Section 240.14a-12

                                   Isco, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A. - FEE BY WIRE TRANSFER

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                                      Isco, Inc.
                                 4700 Superior Street
                               Lincoln, Nebraska 68504


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held December 12, 1996

The annual meeting of shareholders of Isco, Inc. will be held at The Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska on December 12, 1996 at 2:00 p.m. for the purpose of:

    1. The election, as Directors, of four persons listed in the accompanying Proxy Statement dated November 8, 1996.

    2.   The approval of the Isco, Inc. 1996 Stock Option Plan.

    3.   The approval of the Isco, Inc. 1996 Outside Directors Stock Option
         Plan.

    4. Whatever other business may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on October 18, 1996 shall be entitled to notice of the meeting and to vote at the meeting.

In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy. In the event you are present at the meeting you may withdraw your proxy if you wish to do so, and vote in person.


                                       By Order of the Board of Directors



                                       Robert W. Allington
                                       Chairman and Chief Executive Officer

November 8, 1996

                                   PROXY STATEMENT
                                                                November 8, 1996
GENERAL INFORMATION.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Isco, Inc. (the "Company") for use at the annual meeting of shareholders to be held on December 12, 1996. Shareholders of record at the close of business on October 18, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

This Proxy Statement was first mailed to shareholders on November 22, 1996.

As of the close of business on October 18, 1996, the Company had 5,351,931 shares of outstanding Common Stock, all of which are entitled to vote at the annual meeting.

As of the record date, Robert W. Allington, 4700 Superior, Lincoln, Nebraska 68504, owns 2,736,338 shares or 50.73 percent of the Company's outstanding Common stock plus presently exercisable stock options. Mr. Allington does not hold any stock options. As of the record date, Dimensional Fund Advisors, Inc. owned 462,051 shares or 8.63 percent of the shares outstanding.

Each share is entitled to one vote on each matter presented, except that in the election of Directors each shareholder shall have the right to vote the number of shares owned by him or her for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of his or her shares, or to distribute them on the same principle among as many candidates as he or she shall determine.

Proxies which are properly signed and returned will be voted at the meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications the proxy will be voted for the election of the four nominees for Director, for approval of the 1996 Stock Option Plan, for approval of the 1996 Outside Directors Stock Option Plan, and in accordance with the instructions of the Board of Directors as to any other matters. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation material to shareholders. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile or telegraph.

Shareholders who attend the meeting may vote in person even though they have voted by proxy. However, if your shares are held by your broker for your account and you do not personally hold the certificates for the shares, you should mark the proxy to indicate that you plan to attend the shareholders' meeting. You will then receive a "legal proxy" showing the number of shares you own. Bring that "legal proxy" with you to the shareholders' meeting and you will then be credited with voting your shares in person at the meeting.

SHAREHOLDER PROPOSALS.

In the event that any shareholder desires to submit a proposal for action at the 1997 annual meeting of shareholders, such proposal must be received at the Company's office at 4700 Superior Street, Lincoln, Nebraska 68504-1398, marked to the attention of the President or Secretary of the Company, no later than July 10, 1997. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 1997 annual meeting of shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

1. ELECTION OF DIRECTORS.

The Bylaws of the Company provide that the number of Directors shall be not more than nine, such number to be set annually by the Board of Directors. The Board of Directors has set such number at seven for 1997 and has nominated the four persons listed below for election as Directors to serve until the adjournment of the 1998 annual meeting of shareholders, currently scheduled for December 10, 1998 or until their successors are duly elected and qualified.

The Bylaws also provide that the Directors shall be divided into classes and that there be two classes if the number of Directors is less than nine. The class of 1996 has a term expiring December 12, 1996 and the class of 1997 has a term expiring upon the adjournment of the 1997 annual meeting of shareholders, currently scheduled for December 11, 1997. The Board of Directors has nominated Douglas M. Grant, Robert B. Harris, Harris Wagenseil, and Philip M. Wittig for a two-year term.

The proxy holders named in the proxy intend to vote "FOR" the election of the four nominees listed above unless authority to so vote is withheld. In the unexpected event that any nominees are unable to serve or for good cause will not serve as Directors, the proxy holders reserve the right to vote for such substitute nominees as are designated by the Board of Directors.

Following is a list of the names and ages of the four nominees, all are presently serving as Directors. Also listed are the three Directors whose terms expire in 1997. Included is the past five-year business history of each Director and nominee, the year in which each became a Director of the Company and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of October 18, 1996.


----------------------------------------------------------------------------------------------------

                                                                                 Common Stock
                                                                                 Beneficially
                                                                                 Owned as of
                                                                              October 18, 1996
                                                                          ------------------------
                                                                           Number
                                                              Director       of
Name of Individual     Age     Employment History              Since      Shares(1)      Percent(2)
------------------     ---   ----------------------           --------    ---------      ----------

NOMINEES FOR ELECTION (TERM EXPIRING DECEMBER 10, 1998)
Douglas M. Grant        50   President and Chief                1988       18,289             .34
                             Operating Officer since
                             October 6, 1995; Vice
                             President August 31,
                             1989 to October 5, 1995;
                             Environmental Division
                             General Manager May 26,
                             1987 to July 15, 1996.

Robert B. Harris        51   Chairman, Harris                   1994          617             .01
                             Laboratories, Inc.,
                             since 1977; President,
                             Scientific Development
                             Corporation since 1979;
                             and Founder and Partner,
                             Harris Realty Partners
                             since 1987.

Harris Wagenseil        50   Held following offices             1994          500             .01
                             at the Union Pacific
                             Railroad Company:
                             Maintenance Operations
                             since 1991; Vice
                             President Supply &
                             Maintenance Operation
                             in 1991; Vice President
                             Supply in 1991;
                             Assistant to the
                             Chairman 1989.

Philip M. Wittig        62   Chief Financial                    1967       37,732(3)          .70
                             Officer and Treasurer
                             since 1967.

CLASS OF 1997 (TERM EXPIRES DECEMBER 11, 1997)

Robert W. Allington     61   Chairman of the Board,             1959    2,736,338           50.73
                             Chief Executive Officer
                             since 1959; President
                             1959 to October 5, 1995.

James L. Linderholm     58   Chairman and President             1994        1,500             .03
                             since 1986 and 1984,
                             respectively, of HWS
                             Consulting Group, Inc.


                                          4



Dale L. Young           68   Corporate Secretary                1966       48,420(4)          .90
                             since 1991; Retired
                             Executive Vice
                             President and Cashier
                             of FirsTier Bank, N.A.,
                             Lincoln, NE.

All Executive Officers and Directors as a group
(10) persons                                                            2,849,072           52.82
-------------------------------------------------


(1) Unless otherwise noted, all shares were held with sole investment and voting power.
(2) Percentage computed by dividing the number of shares owned including options presently exercisable under the 1985 Incentive Stock Option Plan by the total shares outstanding on October 18, 1996, including such number of presently exercisable options.
(3) Includes 644 shares as to which Philip M. Wittig has shared voting rights and investment power.
(4) Includes 20,000 shares as to which Dale L. Young has shared voting rights and investment power.

ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS.

The Company's Board of Directors has not established a Nominating Committee.

The Audit Committee, during fiscal 1996 was comprised of Dale L. Young, Chairman; James Linderholm, Secretary; and Harris Wagenseil. All are independent members of the Board. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities with respect to accounting policies, reporting practices, and the sufficiency of the Company's annual audit. The Committee met once during fiscal year 1996.

The Compensation Committee, during fiscal 1996, was comprised of Dale L. Young, Chairman; Robert B. Harris, Secretary; Harris Wagenseil; and Robert W. Allington (a non-voting member). The Committee recommends to the Board the compensation programs and salaries for the officers and also acts as the stock option committee. The Committee met once during fiscal 1996.

The Board of Directors met 12 times in fiscal 1996. Robert Harris and Harris Wagenseil attended less than 75 percent of the total meetings held by the Board and its committees in fiscal 1996.

LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY.

The following is a list of the names and ages of the current executive officers of the Company and their business history for the last five years.


---------------------------------------------------------------------------------------
                                                                            Year first
                                                                              became
                                                                             Executive
                             Position and Principal Occupation              Officer of
Name of Individual     Age          Since July 31, 1989                    the Company
------------------     ---   ---------------------------------             -----------
Robert W. Allington     61   Chairman of the Board and Chief                   1959
                             Executive Officer since 1959;
                             President 1959 to October 5, 1995.

Vicki L. Benne          34   Controller and Chief Accounting                   1991
                             Officer since October 21, 1989.

Alfred G. Craske        53   Vice President, Sales and Marketing               1996
                             since July 18, 1996; Director, Sales
                             and Marketing, May 20, 1996 to
                             July 18, 1996; Vice President,
                             Marketing, Gelman Science, Inc.
                             1994-1996; Vice President, Sales
                             and Marketing, Difco Laboratories
                             1993-1994; Vice President, Sales
                             and Marketing, Hitachi Instruments,
                             Inc. 1991-1993; Vice President,
                             Sales and Marketing, Extrel
                             Corporation 1984-1991.

Douglas M. Grant        50   President and Chief Operating                     1987
                             Officer since October 6, 1995;
                             Vice President August 31, 1989
                             to October 5, 1995; Environmental
                             Division General Manager May 26, 1987
                             to July 15, 1996.

John J. Korab, Jr.      47   Vice President, Corporate Development             1989
                             since December 11, 1989.

Philip M. Wittig        62   Chief Financial Officer and                       1967
                             Treasurer since 1967.

---------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION.

The following table sets forth a summary of the compensation paid to the chief executive officer and the two other executive officers of the Company whose compensation exceeded $100,000 for the fiscal years ended July 29, 1994, July 28, 1995, and July 26, 1996.


                                                                          Long-term Compensation
                                                                     --------------------------------
                                       Annual Compensation                    Awards          Payouts
                                  --------------------------------   --------------------     -------
                                                         Other       Restricted
                                                         Annual        Stock      Options/     LTIP       All Other
Name and Principal      Fiscal    Salary    Bonus     Compensation     Awards       SARs      Payouts   Compensation
Position                 Year     ($)(1)    ($)(2)       ($)(3)         ($)         (#)         ($)         ($)(4)
--------                ------    ------    -----     ------------   ----------   -------     -------   ------------
Robert W. Allington      1996     227,429     --         3,000          --          --          --          1,230
Chairman and Chief       1995     205,076     --         6,600          --          --          --          5,051
Executive Officer        1994     205,264     --         6,250          --          --          --          7,058

Douglas M. Grant         1996     154,062   21,475       3,000          --          --          --          3,498
President and Chief      1995     129,882     --         6,250          --          --          --          6,686
Operating Officer        1994     129,882     --         6,250          --        40,000        --          6,503

Philip M. Wittig         1996     109,944     --         3,000          --          --          --          2,957
Chief Financial Officer  1995     107,095     --         6,600          --          --          --          5,721
and Treasurer            1994     107,095    8,000       6,250          --          --          --          5,847

(1) During fiscal 1996 the Company modified its vacation policy. In January 1996 employees were paid for a portion of the vacation hours they had accrued which were in excess of a base number of hours. These payments in fiscal 1996 were as follows: Mr. Allington $23,446; Mr. Grant $1,383; and Mr. Wittig $2,554.

(2) Bonuses represent amounts paid in the year shown for performance in the preceding year.

(3) The annual director fees paid to the officers who are also directors. See section on Compensation of Directors.

(4) Profit-sharing contributions, including forfeitures and 401(k) matching contributions including forfeitures, respectively, for fiscal 1996 were as follows: Mr. Allington - $1,230 and $-0-; Mr. Grant - $1,230 and $2,268; Mr. Wittig - $987 and $1,970.

The following table sets forth information with respect to exercised and unexercised options and SARs, if any, during fiscal 1996, and exercised and unexercised options and SARs, if any, held by the chief executive officer and the two other most highly compensated executive officers of the Company during fiscal 1996.


                         Shares                                                Value of Unexercised
                        Acquired                   Number of Unexercised       In-the-Money Options/
                           on       Value        Options/SARs at Fy-end (#)     SARs at Fy-end ($)
                        Exercise   Realized          Exercisable ("Ex")         Exercisable ("Ex")
       Name                (#)        ($)           Unexercisable ("Un")       Unexercisable ("Un")
-------------------     --------   --------      -------------------------     --------------------
Robert W. Allington        --        --                  --                              --

Douglas M. Grant           --        --              3,450 shares ("Ex")                  *
                                                     8,050 shares ("Un")                  *
                                                     8,000 shares ("Ex")                  *
                                                    32,000 shares ("Un")                  *

Philip M. Wittig           --        --              1,150 shares ("Ex")                  *
                                                     1,150 shares ("Un")                  *

* Share option price is not In-the-Money.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

Compensation Committee. The Compensation Committee ("Committee") for fiscal 1996 was comprised of Directors Dale L. Young, Chairman; Robert B. Harris, Secretary; Harris Wagenseil; and Robert W. Allington (a non-voting member). Messrs. Harris, Wagenseil, and Young are non-employee directors. The Committee reviews and recommends to the Board the direct and indirect compensation and employee benefits of the Chairman of the Board, the President, and other elected officers of the Corporation. The Committee also acts as the stock option committee.

Compensation Principles. The philosophy of the Company with regard to executive compensation is to design executive compensation programs in a manner intended to enhance corporate performance and shareholder value by achieving the following objectives:

    - Provide reasonable and appropriate levels of compensation that will attract, motivate, and retain highly qualified executives;

    - Integrate compensation with the Company's business and strategic plans;

    -    Reward both business and individual performance; and

    - Encourage stock ownership by executives, thereby aligning executive compensation with shareholder value.

Executive Officer Compensation Program. The Company's compensation program for executive officers consists of annual payments of salary, bonuses, and periodic grants of options to purchase the Company's common stock. In addition, executives are entitled to customary benefits, including medical and retirement benefits as well as participation in the Company's 401(k) matching contributions plan, that are generally available to employees of the Company. Salary and bonus payments are designed to reward current and past performance, while the stock options are intended to provide incentives for long-term future performance and are directly linked to the interests of the shareholders because the value of options will increase or decrease based directly upon the future price of the Company's common stock.

Base Salary. The base salary levels of Company's executives are evaluated periodically by the Committee in view of specific job responsibilities and prevailing salary levels of companies of comparable size and complexity. The Committee utilizes the Ernst & Young National Survey of Executive Compensation, the Wyatt Data Service ECS survey, and Compensation in the Accounting/Financial Field published by Abbott, Langer & Associates as aids in determining whether executive salaries are appropriate and competitive. The Committee's salary decisions were made in the context of past practices and the current competitive environment. Increases effective fiscal 1996 ranged from $4,000 to $34,480 on an annual basis.

Annual Bonus Compensation. The Committee believes that executive compensation should be based on comparable salaries as determined by professional surveys, but also believes that cash incentives in the form of bonuses for the achievement of Company goals and corporate and individual performance are warranted. A bonus program for fiscal 1996 based on the achievement of established sales and profit goals was committed to President Douglas M. Grant. Mr. Grant did not receive a bonus based under that program. The other executive officers received a bonus based principally on their individual job performances during fiscal year 1996.

Stock Option Compensation. The 1985 Stock Option Plan expired on July 25, 1995, therefore no stock options were granted during this fiscal year. The Compensation Committee has developed a stock option plan for our staff based on our goals in keeping compensation levels closely aligned with both individual performance and the long-range interest of the shareholders. The proposed plan is being presented for approval at the 1996 annual shareholders' meeting. More than 10% of the Company's present staff hold options under the 1985 plan.

Chief Executive Officer Compensation. Robert W. Allington's salary was not increased during fiscal 1996.

Chief Operating Officer Compensation. Douglas M. Grant was elected President and Chief Operating Officer of the Company effective October 6, 1995. In recognition of his new and added responsibilities his base salary was increased $34,480, to $160,000, effective October 28, 1995. This was reported in the 1995 proxy statement.

Chief Financial Officer Compensation. Philip M. Wittig's salary was not increased during fiscal 1996.

Overall Review. The Committee believes that the Chief Executive Officer and other executive officers of the Company have managed and operated the Company through a very difficult year for the instrument industry. The Committee further believes that the compensation for the executive officers is fair and reasonable for both the officers and the shareholders of the Company.

Submitted by the Compensation Committee of the Company's Board of Directors,

Robert B. Harris, Chairman;       Dale L. Young, Secretary;
James L. Linderholm;              Robert W. Allington (non-voting member)

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and except to the extent the Company specifically incorporates this information by reference, it shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

No member of the Committee is a current or former executive officer or employee of the Company except Robert W. Allington. Mr. Allington makes recommendations but does not vote on matters involving compensation of officers. No other relationships existed in fiscal 1996 between the Company and any member of the Committee.

PERFORMANCE GRAPH.

The following performance graph compares the performance of the Company's common stock to the Standard and Poor's 500 Stock Index and the NASDAQ peer group. The industry peer group, selected by the Company, is comprised of the 81 companies whose stock is traded on NASDAQ and are included in the Standard Industrial Code Classification No. 382 entitled "Measuring and Controlling Devices". The graph assumes that $100 was invested on July 31, 1991 in the Company's stock and the indices. It is also assumed that dividends were reinvested when paid. Fiscal year ends July 31.

                                Data Points For Graph
                                        Cumulative Total Return
                        -------------------------------------------------------
                        7/91      7/92      7/93      7/94      7/95      7/96
Isco Inc.                100       133        97        84        95        88
PEER GROUP               100       103       109       117       215       197
S & P 500                100       113       123       129       163       190

RETIREMENT PLAN.

The Company's defined contribution retirement plan includes a 401(k) provision that covers all employees meeting age and service requirements. Significant provisions of the plan include the following: (i) an employee may reduce his or her salary by up to 12 percent, and the Company will match the reduction, up to 10 percent, with a 20 percent matching contribution; (ii) the Company's contribution to the plan is equal to approximately 7 percent of its net earnings before income taxes; (iii) the Company's aggregate contribution to the plan is limited to 15 percent of the aggregate compensation of the plan participants;
(iv) participants vest 20 percent of employer profit sharing and employer 401(k) matching contributions after three years and 20 percent per year thereafter until 100 percent vested. Management and administrative costs of the plan are borne by the Company. For fiscal year 1996, amounts contributed to the plan for the chief executive officer and the two other most highly compensated executive officers of the Company are set forth as part of the table appearing in the Executive Compensation section.

COMPENSATION OF DIRECTORS FOR FISCAL 1996.

During fiscal 1996, a cash-based compensation plan was in affect for the period August through December 1995 and a Deferred Stock Compensation Plan was in affect for the period January through July 1996. All Directors of the Company, under the cash-based compensation plan received $350 per meeting attended and an annual fee of $2,400 pro-rated for five months of service. Dale L. Young, the Corporate Secretary of the Company received an additional pro-rated portion of $2,500 for his services as Corporate Secretary. Further, Outside Directors who served on Board Committees were paid additionally $350 per meeting attended. Inside Directors were paid no fee for attending committee meetings.

Under the Deferred Stock Compensation Plan approved by the shareholders at the last annual meeting, all Directors receive 35 Deferred Stock Units for each Board and committee meeting attended, and 240 Deferred Stock Units for the annual Board retainer. In addition, the Corporate Secretary receives an additional 250 Deferred Stock Units annually for serving as Corporate Secretary. At the time the Director ceases to be a member of the Board, the Director's accumulated Deferred Stock Units are converted to shares of the Company's Common Stock at a ratio of 1 to 1 and distributed. The annual amount of Deferred Stock Units given to each director was pro-rated for the seven-month period of January through July 1996.

The Board recommends a vote FOR the four nominees listed above.


2. APPROVAL OF 1996 STOCK OPTION PLAN.

1996 STOCK OPTION PLAN.

The Company's Board adopted a stock option plan on September 19, 1996 which will provide for the granting of incentive stock options ("ISOs") within the meaning of Section 422 of the Code and for the granting of Non-incentive stock options ("NQSOs") to employees and officers and such other persons rendering substantial services to the Company and its subsidiaries (the "Stock Option Plan"); provided, however, that only employees of the Company or any subsidiary thereof shall be eligible to receive ISOs. The maximum aggregate number of shares of Common Stock that may be issued under the Stock Option Plan will be 250,000 (subject to adjustment as described below). On the date of adoption of the Stock Option Plan by the Board, there were approximately eighty (80) persons eligible to receive a grant under the Stock Option Plan.

MATERIAL FEATURES.

The Stock Option Plan will be administered by a committee appointed by the Board, (the "Stock Option Plan Committee"), consisting of not less than two (Non-Employee Directors) as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") who are also not currently an officer or otherwise employed by the issuer or a parent or subsidiary of the issuer; do not receive compensation directly or indirectly from the issuer, its parent or subsidiary for services rendered as a consultant or in any capacity other than a director; do not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) or Regulation S-K; and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

Subject to the express terms of the Stock Option Plan, the Stock Option Plan Committee will have the authority to administer the Stock Option Plan in its sole and absolute discretion, including, but not limited to, the authority to construe and interpret the Stock Option Plan and the authority to determine the eligible individuals who shall be granted options and the number of options to be granted, the vesting period, if any, for all options granted, the date on which any option becomes first exercisable, the number of shares of Common Stock subject to each option, the exercise price for the shares of Common Stock subject to each option and whether the option to be granted is an ISO or a NQSO.

The per share exercise price of incentive stock options granted under the Stock Option Plan cannot be less that the fair market value of a share of Common Stock on the date of grant (110% of fair market value in the case of an incentive stock option granted to any person who, at the time the incentive stock option is granted, owns (or is considered as owning within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting powers of all classes of stock of the Company or any parent or subsidiary (a "10% Owner")). With respect to non-incentive stock option, the per share exercise price will be determined by the Stock Option Plan Committee on the date of grant, but will not be less than 85% of the fair market value of a share of Common Stock on the date of grant. Each option shall vest and become first exercisable as determined by the Stock Option Plan Committee. The terms of options granted under the Stock Option Plan may not exceed ten years (or five years for any incentive stock option granted to a 10% Owner).

In the event of a Change of Control (as defined in the Stock Option Plan), unless otherwise determined by the Stock Option Plan Committee at the time of grant or by amendment (with the holder's consent) of such grant, all options not vested on or prior to the effective time of any such Change of Control shall immediately vest as of such effective time. The Stock Option Plan Committee in its discretion may make provisions for the assumption of outstanding options, or the substitution for outstanding options of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights. The Stock Option Plan contains customary anti-dilution provisions which provide that in the event of recapitalization, a change in the outstanding capital stock of the Company and certain other events, an adjustment shall be made, as determined by the Stock Option Plan Committee in its sole discretion, in the aggregate number of shares of Common Stock available for issuance under the Stock Option Plan, the number of shares of Common Stock subject to outstanding options under the Stock Option Plan.

Options granted under the Stock Option Plan will not be assignable or transferable except by will or the laws of descent and distribution. The Stock Option Plan may be amended, suspended or terminated by the Board, except that:
(i) any revision or amendment that would cause the Stock Option Plan to fail to comply with Rule 16b-3 of the Exchange Act, Sections 442 or 162(m) of the Code or any other requirement shall not be effective until stockholder approval is obtained; and (ii) no such action may impair rights under a previously granted option. No options may be granted under the Stock Option Plan after its tenth anniversary but options theretofore granted may extend beyond such date.

TAX CONSEQUENCES.

a. INCENTIVE STOCK OPTION. No taxable income is realized by the Participant upon the grant of an incentive stock option, or upon exercise and similarly, no deduction is then available to the Company. A taxable event occurs upon disposition of the stock by the Participant. Assuming the Participant has held the stock the longer of two years from the date of grant or one year from the date of exercise, Participant will realize long-term capital gain or loss upon the disposition of the stock. In this case, the Participant's tax basis will be equal to the exercise price.

If the Participant disposes of the stock prior to satisfying the holding period set forth above, the Participant will realize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of disposition and the exercise price. The Company, in turn, will have a deduction for the same amount.

b. NON-QUALIFIED STOCK OPTION. No taxable income is realized by the Participant upon the grant of a non-qualified stock option, and no deduction is then available to the Company. Upon exercise of the option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable to the Participant as compensation income and deductible to the Company. The tax basis of shares acquired will be the fair market value on the date of exercise. For shares held for more than one year following exercise of the option, the Participant will realize long-term capital gain or loss (using the fair market value on the date of exercise as the basis for the stock) upon disposition (assuming the stock would be a capital asset in his or her hands).

OTHER INFORMATION.

At the time this Proxy Statement was printed, no stock options have been granted pursuant to the 1996 Stock Option Plan.

The Board recommends a vote FOR Item No. 2.


3. APPROVAL OF THE 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN.

1996 OUTSIDE DIRECTORS STOCK OPTION PLAN.

The Company's Board adopted an outside directors non-incentive stock option plan (the "Outside Directors Plan") on September 19, 1996 which will provide for the granting of non-incentive stock options ("NQSOs") to each director of the Company who: (i) is not an employee of the Company or any subsidiary or affiliate of the Company on the date of the grant of an option; and (ii) has not elected to decline to participate in the Outside Directors Plan pursuant to an irrevocable one-time election made within 30 days after first becoming a director. The maximum aggregate number of shares of Common Stock that may be issued under the Outside Directors Plan will be 100,000 (subject to adjustment as described below). On the date of adoption of the Outside Directors Plan by the Board there were four Non-Employee Directors eligible to receive NQSOs under the plan.

MATERIAL FEATURES.

The Outside Directors Plan will be administered by a committee (The "Outside Directors Plan Committee") consisting of no less than two (2) individuals. Members of the Outside Directors Plan Committee will not be entitled to participate in the Outside Directors Plan. Subject to the limits imposed by the terms of the Outside Directors Plan, the Outside Directors Plan Committee will have the power to administer the Outside Directors Plan in its sole and absolute discretion; provided, however, that the Outside Directors Plan Committee shall have no authority to grant NQSOs, to determine the number of shares of Common Stock subject to NQSOs or the price at which each share of Common Stock covered by NQSOs may be purchased pursuant to the Outside Directors Plan.

Pursuant to the terms of the Outside Directors Plan on the next succeeding business day following election of the Board at the 1996 Annual Meeting of stockholders and each Annual Meeting of stockholders thereafter, all Non-Employee Directors who will serve as a Director in the succeeding year shall automatically be granted NQSOs to purchase 1,000 shares of Common Stock. With respect to any non-employee director who first becomes a member of the Board other than at an Annual Meeting of Stockholders, said Non-Employee Director shall automatically be granted a NQSO to purchase a pro-rata portion of the 1,000 shares for his/her partial year of service on the Board. NQSOs shall be granted in the aforesaid manner until the date on which shares of Common Stock available for grant shall no longer be sufficient to permit grants of NQSOs covering 1,000 Shares to be made to each Non-Employee Director entitled to a grant as of such date, in which event the Shares then available for grant shall be allocated on a pro-rata basis among the Non-Employee Directors entitled to a grant of NQSOs as of such date. All NQSOs shall vest and become first exercisable immediately upon grant. Each NQSO will have a term of ten years from the date of grant and will have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant. This provision may not be amended more than once every six months, other than to comply with changes in the Code or ERISA.

In the event of a Change of Control (as defined in the Outside Directors Plan), the Outside Directors Plan Committee, in its discretion, may make provisions for the assumption of outstanding NQSOs, or the substitution for outstanding NQSOs of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, which appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights; provided, however, that no such adjustment shall be made if the adjustment would cause the Outside Directors Plan to fail to comply with the "formula award" exception, as set forth in Rule 16b-3(c)(2)(ii) of the Exchange Act, for grants of NQSOs to non-employee directors. The Outside Directors Plan contains customary anti-dilution provisions which provide that in the event of any recapitalization, change in the Company's outstanding capital stock, and certain other events, an adjustment shall be made, in the aggregate number of shares of Common Stock available for issuance under the Outside Directors Plan, the number of shares of Common Stock available for any individual awards, and the number and exercise price of shares of Common Stock subject to outstanding NQSOs under the Outside Directors Plan, provided, however, that no such adjustment shall be made if the adjustment would cause the Outside Directors Plan to fail to comply with the "formula award" exception, as set forth in Rule 16b-3(c)(2)(ii) of the Exchange Act.

NQSOs will not be assignable or transferable except by will or the laws of descent and distribution. The Outside Directors Plan may be amended, suspended or terminated by the Board, except that: (i) any revision or amendment that would cause the Outside Directors Plan to fail to comply with Rule 16b-3 of the Exchange Act or any other requirement shall not be effective until stockholder approval is obtained; and (ii) no such action may impair rights under a previously granted NQSO. No options may be granted under the Outside Directors Plan after its tenth anniversary but NQSOs theretofore granted may extend beyond such date.

TAX CONSEQUENCES.

No taxable income is realized by the Participant upon the grant of a non-qualified stock option, and no deduction is then available to the Company. Upon exercise of the option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable to the Participant and deductible by the Company. The tax basis of shares acquired will be the fair market value on the date of exercise. For shares held for more than one year following exercise of the option, the Participant will realize long-term capital gain or loss upon disposition (assuming the stock would be a capital asset in his or her hands).

OTHER INFORMATION.

The following table sets forth the name of each Outside Director who will receive stock options on the business day following the 1996 Annual Meeting of Stockholders to be held on December 12, 1996, the number of options each Outside Directors will receive pursuant to the Plan, the exercise price and the expiration date of each option.

                           Number of        Exercise    Expiration
     Name                Option Shares        Price        Date
--------------------     -------------      --------    ----------
Robert B. Harris             1,000              *        12/13/06
James L. Linderholm          1,000              *        12/13/06
Harris Wagenseil             1,000              *        12/13/06
Dale L. Young                1,000              *        12/13/06

--------------------------------------------------------------------------------

*  The exercise price will be determined on the date of grant.

The Board recommends a vote FOR Item No. 3.


ADDITIONAL INFORMATION.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

For fiscal year 1996, due to an administrative oversight, John J. Korab, Jr. was approximately three weeks late in filing Form 5.

INDEPENDENT PUBLIC ACCOUNTANTS. Deloitte & Touche LLP, certified public accountants, are the independent public accountants for the Company.

Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. Deloitte & Touche LLP has been selected as independent public accountants for the Company for fiscal year 1997.

OTHER MATTERS. The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.


                                  Robert W. Allington
                        Chairman and Chief Executive Officer

                                                                      Appendix A
                                      Isco, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS DECEMBER 12, 1996

The undersigned hereby constitutes and appoints ROBERT W. ALLINGTON and PHILIP
M. WITTIG, or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Isco, Inc., to be held at The Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska, on the 12th day of December 1996, at 2:00 p.m., or any adjournments thereof, as indicated below.

1.  ELECTION OF DIRECTORS
    NOMINEES: Douglas M. Grant, Robert B. Harris, Harris Wagenseil, and Philip M. Wittig

    / / Vote FOR all four nominees (except as marked to the contrary below)

    / / WITHHOLD AUTHORITY to vote for all four nominees

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the following space. _________________________

2.  ISCO, INC. 1996 STOCK OPTION PLAN

    / / Vote to approve the Plan   / / Vote to disapprove the Plan   / / Abstain

3.  ISCO, INC. 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

    / / Vote to approve the Plan   / / Vote to disapprove the Plan   / / Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE 1996 STOCK OPTION PLAN, FOR APPROVAL OF THE 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.


Dated:          , 1996
       ---------        -------------------------------------------------------
                                       Signature of Shareholder


                        -------------------------------------------------------
                                       Signature of Shareholder

                        Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint tenants must sign.

                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                        / /  I (we) plan to attend the Annual Meeting.